Exhibit 99.1

Impac Mortgage Holdings, Inc. Annual Stockholders’ Meeting Tuesday, July 21, 2015

Safe Harbor Statement During this presentation we will make projections or other forward-looking statements in regards to but not limited to GAAP and taxable earnings, cash flows, interest rate and market risk exposure, mortgage production and general market conditions. I would like to refer you to the “Business Risk Factors” in our most recently filed Form 10K filed under the Securities and Exchange Act of 1934. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. This presentation including outlook and any guidance is effective as of the date given and we expressly disclaim any duty to update the information herein.

2014 Overview Sale of AmeriHome Mortgage Corporation, a duplicative licensed lending platform AltQM initiative with Macquarie Group Growth in mortgage originations Opportunistic mortgage servicing sales

Mortgage Originations 2012 2013 2014 2015 (YTD 6/30) $2,419.7 $2,548.4 $2,848.8 $5,017.2 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 (in millions)

Mortgage Originations by Channel 2012 2013 2014 2015 (YTD 6/30) Wholesale $1,293.2 $971.2 $598.9 $698.2 Retail $735.3 $709.4 $80.3 $3,082.4 Correspondent $391.2 $867.8 $2,169.6 $1,236.6 $- $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 $3,500.0 (in millions)

Mortgage Servicing Portfolio 12/31/2012 12/31/2013 12/31/2014 6/30/2015 UPB $2,177.2 $3,128.6 $2,267.1 $4,060.5 $- $500.0 $1,000.0 $1,500.0 $2,000.0 $2,500.0 $3,000.0 $3,500.0 $4,000.0 $4,500.0 (in millions)

2015 Overview CashCall Mortgage acquisition First quarter operating income of $17 million Two successful capital raises Wholesale Retail Correspondent Q1 2015 $281.7 $1,534.7 $596.4 Q2 2015 $416.5 $1,547.7 $640.2 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 (in millions) 2015 YTD Originations by Channel

2015 Looking Ahead Strategies for mortgage lending growth Growing AltQM production volumes Selectively retaining mortgage servicing Shelf registration

This concludes my prepared remarks, thank you for attending Impac Mortgage Holdings, Inc. 2015 Annual Stockholders’ Meeting.